Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS ANNOUNCES QUARTERLY CASH DIVIDEND

Second quarter 2022 cash dividend of $0.165 per share

TEMPE, AZ, June 21, 2022 – Benchmark Electronics, Inc. (NYSE: BHE) today announced that its Board of Directors declared a quarterly dividend of $0.165 per share, payable on July 14, 2022 to shareholders of record at the close of business on June 30, 2022.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky, Investor Relations and Corporate Development

512-580-2719 or paul.mansky@bench.com